State of Indiana
Office of the Secretary of State

CERTIFICATE OF AMENDMENT

of

DUKE REALTY CORPORATION

I, Connie Lawson, Secretary of State of Indiana, hereby certify that Articles of Amendment of the above For-Profit Domestic Corporation has been presented to me at my office, accompanied by the fees prescribed by law and that the documentation presented conforms to law as prescribed by the provisions of the Indiana Business Corporation Law.

NOW, THEREFORE, with this document I certify that said transaction will become effective Tuesday, August 05, 2014.

In Witness Whereof, I have caused to be affixed my signature and the seal of the State of Indiana, at the City of Indianapolis, August 05, 2014


SEAL OF THE STATE OF INDIANA
1816

Connie Lawson

CONNIE LAWSON,
SECRETARY OF STATE

RECEIVED 08/05/2014 11:04 AM

APPROVED AND FILED
CONNIE LAWSON
INDIANA SECRETARY OF STATE
8/5/2014 11:07 AM

ARTICLES OF AMENDMENT

Formed pursuant to the provisions of the Indiana Business Corporation Law.

ENTITY NAME

DUKE REALTY CORPORATION

Creation Date: 3/12/1992

600 E 96TH ST STE 100, INDIANAPOLIS, IN 46240

REGISTERED OFFICE AND AGENT

CT CORPORATION SYSTEM
251 E. OHIO STREET SUITE 1100, INDIANAPOLIS, IN 46204

The Signator represents that the registered agent named in the application has consented to the appointment of registered agent.

OFFICERS AND BOARD OF DIRECTORS

ANN C. DEE
Secretary
600 E 96TH ST STE 100, INDPLS, IN 46240

DENNIS D. OKLAK
CEO
600 E 96TH ST STE 100, INDPLAS, IN 46240

GENERAL INFORMATION

Adoption Date: 8/5/2014
Effective Date: 8/5/2014
Electronic Signature: ANN C. DEE
Signator's Title: EVP, GC & CORPORATE SECRETARY

MANNER AND ADOPTION OF VOTE

SECTION 1 This amendment was adopted by the Board of Directors or incorporators and shareholder action was not required.

ADDITIONAL ARTICLES

THE FIFTH AMENDED AND RESTATED ARTICLES OF INCORPORATION OF DUKE REALTY CORPORATION ARE HEREBY AMENDED AS FOLLOWS:

(A) DELETE EXHIBIT A; AND

(B) DE-DESIGNATE THE SERIES OF PREFERRED SHARES THAT WAS DESIGNATED AS SERIES J PREFERRED SHARES.